GENERAL AMERICAN INVESTORS COMPANY, INC.
--------------------------------------------------------------------------------
450 LEXINGTON AVENUE  NEW YORK  N.Y. 10017


                    Notice of Annual Meeting of Stockholders


                                                               February 28, 2006
To the Stockholders of

GENERAL AMERICAN INVESTORS Company, Inc.


NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of General American Investors Company, Inc. will be held at The Century Association, 7 West 43rd Street, New York City, N.Y., on Wednesday, April 12, 2006 at 10:00 a.m., New York Time, for the purpose of

     (A) Electing directors, nine to be elected by the holders of both the Company's Common Stock and its 5.95% Cumulative Preferred Stock, Series B ("Preferred Stock") voting together as a single class and two to be elected only by the holders of the Company's Preferred Stock, to hold office until the annual meeting of stockholders next ensuing after their election and until their respective successors are elected and shall have qualified; and

     (B) Ratifying or rejecting the appointment by the Audit Committee of the Company (which was approved by the Board of Directors of the Company) of the firm of Ernst & Young LLP to be the auditors of the Company for the year ending December 31, 2006; and

     (C) Transacting any and all such other business as may properly come before the meeting or any adjournment or adjournments thereof in connection with the foregoing or otherwise.

     The minute books of the Company, containing the minutes of all meetings of the Board of Directors since the last annual meeting of the stockholders, will be presented to the meeting and will be open to the inspection of the stockholders.

     The close of business on February 21, 2006 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

     This notice and related proxy material is expected to be mailed on or about February 28, 2006.

                                             By order of the Board of Directors,


                                             Carole Anne Clementi
                                             Secretary



If you do not expect to attend the meeting in person and wish your stock to be voted, you are requested to fill in and sign the accompanying form of proxy and return it in the accompanying envelope.

GENERAL AMERICAN INVESTORS COMPANY, INC.
--------------------------------------------------------------------------------
450 LEXINGTON AVENUE  NEW YORK  N.Y. 10017




                                 PROXY STATEMENT


                                                               February 28, 2006

This statement is furnished in connection with the solicitation by the Board of Directors of General American Investors Company, Inc. (hereinafter called the "Company" or the "Corporation") of proxies to be used at the annual meeting of stockholders of the Company, to be held at The Century Association, 7 West 43rd Street, New York City, N.Y., on Wednesday, April 12, 2006 at 10:00 a.m. (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Stockholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised, by written notice to the Secretary of the Company or by attendance at the Annual Meeting.

The close of business on February 21, 2006 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Proxies returned will be voted in accordance with the instructions thereon or, if no instructions are indicated, in favor of the nominees named herein and to approve the appointment of Ernst & Young LLP as auditors.

As of February 21, 2006, the Company had outstanding 28,927,199 shares of Common Stock, $1 par value, and 8,000,000 shares of 5.95% Cumulative Preferred Stock, Series B ("Preferred Stock"), $1 par value, each share carrying one vote.

The Annual Report of the Company, including audited financial statements for the fiscal year ended December 31, 2005, is enclosed in this mailing. This proxy statement and form of proxy are first being mailed to stockholders on or about February 28, 2006. The Company will provide, without charge, additional copies of the Annual Report to any stockholder upon request by calling Carole Anne Clementi, Corporate Secretary of the Company, at 1-800-436-8401.

The Company intends to treat properly executed proxies that are marked "abstain" or "withhold," including "broker non-votes" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power), as present for purposes of determining the existence of a quorum for the transaction of business. A quorum will consist of a majority of the shares of stock of the Company entitled to vote on a matter at the meeting, present in person or represented by proxy. The election of the Company's directors requires a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy and entitled to vote on the matter is required to ratify the appointment of Ernst & Young LLP. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. Accordingly, votes that are withheld or abstentions from voting are not votes cast "for" a particular matter, and such votes have the same effect as negative votes or votes "against" a particular matter. Because of the routine nature of the items of business presented in this proxy statement, the rules of The New York Stock Exchange, Inc. permit member brokers who do not receive instructions from their customers who are beneficial owners of the Company's shares to vote their customers' shares on these items of business.

A.   Respecting the Election of Directors

     At the meeting, eleven directors are to be elected to hold office until the annual meeting of stockholders next ensuing after their election and until their respective successors are elected and shall have qualified. Nine directors are to be elected by the holders of both the Company's Common Stock and its Preferred Stock, voting together as a single class, and two directors are to be elected only by the holders of the Company's Preferred Stock. Directors are to be elected by a plurality of the vote of shares present in person or represented by proxy at the meeting and entitled to vote on Directors. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed at the meeting, who serve as Inspectors of Election at the meeting and who execute an oath to discharge their duties. It is the intention of the persons named in the accompanying form of proxy to nominate and to vote such proxy for the election of persons named below or, if any such persons should be unable to serve, for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment. All of the persons named below are incumbent directors. They have agreed to serve if elected. Information in the following table is as of December 31, 2005.

                                    Directors
Name, Address(1), Age,
Position(s) with Company and        Principal Occupation(s)
Length of Time Served(2)            During Past 5 Years                       Other Directorships and Affiliations
---------------------------------------------------------------------------------------------------------------------------
Independent  Directors
---------------------------------------------------------------------------------------------------------------------------
Lawrence B. Buttenwieser (74)       Counsel since 2002 and
Director since 1967                 Partner (1966-2002),
Chairman since 1995                 Katten Muchin Rosenman LLP
                                      and predecessor firms (lawyers)


Arthur G. Altschul, Jr.(3) (41)     Managing Member,                         Delta Opportunity Fund, Ltd., Director
Director since 1995                 Diaz & Altschul Capital                  Medicis Pharmaceutical Corporation, Director
                                      Management, LLC                        Medrium, Inc., Chairman, Board of Directors
                                      (private investment company)           National Public Radio Foundation, Trustee
                                                                             Neurosciences Research Foundation, Trustee

Lewis B. Cullman (87)               Managing Member,                         Chess-in-the-Schools, Chairman, Board of Trustees
Director since 1961                 Cullman Ventures LLC                     Metropolitan Museum of Art, Honorary Trustee
                                     (private philanthropic company)         Museum of Modern Art, Vice Chairman,
                                                                               International Council and Honorary Trustee
                                                                             Neurosciences Research Foundation, Vice Chairman,
                                                                               Board of Trustees
                                                                             The New York Botanical Garden, Senior Vice Chairman,
                                                                               Board of Managers

Gerald M. Edelman (76)              Member, Professor and Chairman           Neurosciences Institute of the
Director since 1976                 of the Department of Neurobiology,         Neurosciences Research Foundation,
                                    The Scripps Research Institute             Director and President

John D. Gordan, III (60)            Partner,
Director since 1986                 Morgan, Lewis & Bockius LLP
                                      (lawyers)

Sidney R. Knafel(3) (75)            Managing Partner,                        IGENE Biotechnology, Inc., Director
Director since 1994                 SRK Management Company                   Insight Communications Company, Inc.,
                                      (private investment company)             Chairman, Board of Directors
                                                                             VirtualScopics, Inc., Director
                                                                             Vocollect, Inc., Director


                                    (continued)

2

Name, Address(1), Age,
Position(s) with Company and        Principal Occupation(s)
Length of Time Served(2)            During Past 5 Years                       Other Directorships and Affiliations
---------------------------------------------------------------------------------------------------------------------------
Richard R. Pivirotto (75)           President,                               Associated Community Bancorp, Inc., Director
Director since 1971                 Richard R. Pivirotto Co., Inc.           General Theological Seminary, Trustee
                                       (self-employed consultant)            Greenwich Hospital Corporation, Trustee
                                                                             Immunomedics, Inc., Director
                                                                             Princeton University, Charter Trustee Emeritus

D. Ellen Shuman (50)                Vice President and Chief                 Bowdoin College, Trustee
Director since 2004                 Investment Officer,                      Edna McConnell Clark Foundation, Investment Advisor
                                    Carnegie Corporation of                  The Investment Fund for Foundations, Director
                                      New York                               Meristar Hospitality Corporation, Director

Joseph T. Stewart, Jr. (76)         Corporate director and trustee           Foundation of the University of
Director since 1987                                                            Medicine and Dentistry of New Jersey, Trustee
                                                                             Marine Biological Laboratory, Member,
                                                                               Advisory Council
                                                                             United States Merchant Marine Academy, Trustee,
                                                                               Board of Advisors
                                                                             United States Merchant Marine Academy Foundation,
                                                                               Trustee

Raymond S. Troubh (79)              Financial Consultant                     Diamond Offshore Drilling, Inc., Director
Director since 1989                                                          Gentiva Health Services, Inc., Director
                                                                             Petrie Stores Liquidating Trust, Trustee
                                                                             Portland General Electric Company, Director
                                                                             Triarc Companies, Inc., Director


Interested Director
---------------------------------------------------------------------------------------------------------------------------
Spencer Davidson(4) (63)            President and Chief Executive            Medicis Pharmaceutical Corporation, Director
Director, President and Chief         Officer,                               Neurosciences Research Foundation, Trustee
  Executive Officer since 1995      General American Investors
                                      Company, Inc.

(1) The address of each director is: c/o General American Investors Company, Inc., 450 Lexington
    Avenue, Suite 3300, New York, NY 10017.
(2) Each director is elected for a one year term of office.
(3) Messrs. Altschul and Knafel have been designated as the Preferred Stock directors and are to be elected only by the holders of the Company's Preferred Stock.
(4) Mr. Davidson is an "interested person," as defined in the Investment Company Act of 1940, as amended, because he is an officer of the Company.

3

                        Security Ownership of Management

     The following table sets forth certain information as of December 31, 2005 with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by each person who is known to the Company to have beneficial ownership of more than 5% of the outstanding shares of Common Stock or Preferred Stock, each director, each officer and all directors and officers of the Company as a group.

                                        Name of                         Amount and Nature of
       Title of Class              Beneficial Owner                    Beneficial Ownership(1)            Percent of Class
-----------------------------------------------------------------------------------------------------------------------------
        Common Stock        Arthur G. Altschul, Jr.                          586,192(2)                          2.03%
                            Lawrence B. Buttenwieser                         707,222(3)                          2.44
                            Lewis B. Cullman                                   5,505(4)                           .02
                            Spencer Davidson                                 925,530(2)                          3.20
                            Gerald M. Edelman                                  2,415                              .01
                            John D. Gordan, III                              343,354(5)                          1.19
                            Sidney R. Knafel                                  36,718(6)                           .13
                            Richard R. Pivirotto                               2,443                              .01
                            D. Ellen Shuman                                    1,093                              .00
                            Joseph T. Stewart, Jr.                            13,343                              .05
                            Raymond S. Troubh                                 43,017(7)                           .15
                            Craig A. Grassi                                       21(8)                           .00
                            Maureen E. LoBello                                 1,263(9)                           .00
                            Eugene S. Stark                                      526                              .00
                            Directors and Officers as a Group              2,236,696(10)                         7.73

       Preferred Stock      Arthur G. Altschul, Jr.                           98,600(11)                         1.23%
                            Spencer Davidson                                  87,400(11)                         1.09
                            John D. Gordan, III                                1,000                              .00
                            Joseph T. Stewart, Jr.                             3,000(12)                          .04
                            Carole Anne Clementi                                 100                              .00
                            Peter P. Donnelly                                    400(13)                          .00
                            Craig A. Grassi                                    1,130                              .01
                            Maureen E. LoBello                                 1,000(9)                           .01
                            Directors and Officers as a Group                105,230(14)                         1.32

(1) Unless indicated, the person holding the shares has sole voting and dispositive power over all shares shown.
(2) Includes 152,542 shares (.53% of the class) over which Mr. Altschul has shared voting power, 186,986 shares
    (.65% of the class) over which Messrs. Altschul and Davidson have shared voting and dispositive
    power and 244,960 shares  (.85% of the class) over which Mr. Altschul has shared voting power and over which   Mr. Davidson
    has shared voting and dispositive power.
(3) Includes 485,239 shares  (1.68% of the class) over which Mr. Buttenwieser has shared voting and dispositive power.
(4) Includes 1,812 shares (.01% of the class) owned by Mr. Cullman's wife in which he disclaims any beneficial ownership.
(5) Includes 334,602 shares  (1.16% of the class) over which Mr. Gordan has shared voting and dispositive power.  In addition, his holdings include 1,892 shares (.01% of the class) owned by Mr. Gordan's wife in an individual retirement account in which he disclaims any beneficial ownership.
(6) Includes 4,282 shares (.01% of the class) in which Mr. Knafel has voting power and disclaims beneficial ownership.
(7) Includes 8,234 shares (.03% of the class) held in a limited partnership in which Mr. Troubh has a 45% interest and of which he is the general partner.
(8) Shares owned by Mr. Grassi's nephew in a custodial account in which he disclaims any beneficial ownership.
(9) Shares owned by Mrs. LoBello's mother in a family trust in which she disclaims any beneficial ownership.
(10)Total excludes duplication of 431,946 shares (1.49% of the class) over which both Mr. Altschul and Mr. Davidson share joint vot-
    ing and/or dispositive power.
(11)Includes 11,200 shares (.14% of the class) over which Mr. Altschul has shared voting power, 75,400 shares (.94% of the class)
    over which Messrs. Altschul and Davidson have shared voting and dispositive power, and 12,000 shares (.15% of the class)
    which Mr. Altschul has shared voting power and over which Mr. Davidson has shared voting and dispositive power.
(12)Shares owned by Mr. Stewart's wife in which he disclaims any beneficial ownership.
(13)Includes 200 shares (0% of the class) owned by Mr. Donnelly's wife in which he disclaims any   beneficial ownership.
(14)Total excludes duplication of 87,400 shares (1.09% of the class) over which both Mr. Altschul and Mr. Davidson share joint vot-
    ing and/or dispositive power.

4

     In addition to the holdings reflected in the foregoing table, the Company has the power to vote 446,857 shares of Common Stock (1.54% of the class) held by the trustee for the Company's Employees' Thrift Plan, as described below.

                         Director Share Ownership Table

     The dollar range of the value of equity securities of the Company beneficially owned by each Director as of December 31, 2005 is as follows:

                                                                                       Dollar Range of Equity
           Name of Director                                                           Securities in the Company
---------------------------------------------------------------------------------------------------------------------------
         Independent Directors
         Arthur G. Altschul, Jr.                                                            Over $100,000
         Lawrence B. Buttenwieser                                                           Over $100,000
         Lewis B. Cullman                                                                   Over $100,000
         Gerald M. Edelman                                                                $50,001-$100,000
         John D. Gordan, III                                                                Over $100,000
         Sidney R. Knafel                                                                   Over $100,000
         Richard R. Pivirotto                                                             $50,001-$100,000
         D. Ellen Shuman                                                                   $10,001-$50,000
         Joseph T. Stewart, Jr.                                                             Over $100,000
         Raymond S. Troubh                                                                  Over $100,000

         Interested Director

         Spencer Davidson                                                                   Over $100,000

                Meetings of Committees of the Board of Directors

     During 2005 the Company's Board of Directors held six meetings.

     The Audit Committee consists of the following directors: Mr. Sidney R. Knafel, Chairman, Mr. Arthur G. Altschul, Jr., Mr. Lawrence B. Buttenwieser, Mr. Lewis B. Cullman and Mr. John D. Gordan, III. These directors are independent of management and the Company. Each of them is also "independent" as such term is defined in The New York Stock Exchange listing standards applicable to the Company. The organization and responsibilities of the Audit Committee are set forth in the Audit Committee Charter located on the Company's website at www.generalamericaninvestors.com. Generally, the Audit Committee assists the Board of Directors in its oversight of the Company's accounting and financial reporting and internal controls, the independent audit of the Company's financial statements, the selection of the independent auditors and the evaluation of the independence of the independent auditors. The Report of the Audit Committee is set forth as an Exhibit on page 10. The Audit Committee met three times during the fiscal year, on January 19, July 13, and December 14, 2005, and once after the end of the fiscal year, on January 18, 2006.

     The Compensation Committee consists of the following directors:  Mr. Joseph
T. Stewart, Jr., Chairman, Mr. Arthur G. Altschul, Jr., Mr. Lawrence B. Buttenwieser, Mr. Sidney R. Knafel, Mr. Richard R. Pivirotto and Mr. Raymond S. Troubh; and Mr. Lewis B. Cullman and Dr. Gerald M. Edelman, alternates. Generally, the Compensation Committee reviews the operations of the Company and performance and contributions made during each year by its officers and employees, reviews management proposals for year-end supplemental compensation and levels of compensation for the ensuing year, reviews comparable operating and compensation data of other companies in the investment industry including information and trends provided by an outside consulting firm, and makes recommendations on matters of compensation to the Board of Directors. The Committee met once during the fiscal year on December 14, 2005.

     The Compliance Committee consists of the following  directors:  Mr. Richard
R. Pivirotto, Chairman, Mr. Lawrence B. Buttenwieser, Dr. Gerald M. Edelman, Ms.
D. Ellen Shuman and Mr. Joseph T. Stewart, Jr.; and Mr. John D. Gordan, III, alternate. The organization and responsibilities of the Compliance Committee are set forth in the Compliance Committee Charter located on the Company's website at www.generalamericaninvestors.com. The Compliance Committee was established to work with management to finalize a compliance policies and procedures manual, to assist management with a presentation of the policies and procedures to the Board of Directors for its consideration, and to review and monitor compliance with those policies and procedures on an ongoing basis. The Compliance Committee meets at least annually to review with management the Company's policies and procedures designed to prevent violations of Federal Securities Laws. The Committee met once during the fiscal year on October 12, 2005.

     The Executive Committee consists of the following directors: Mr. Richard R. Pivirotto, Chairman, Mr. Lawrence B. Buttenwieser, Mr. Spencer Davidson (an "interested person" of the Company), Dr. Gerald M. Edelman and Mr. Joseph T. Stewart, Jr.; and Mr. John D. Gordan, III, alternate. The Executive Committee has the authority to exercise the powers of the Board of Directors in the management of the business and affairs of the Company when the Board is not in session. The Committee did not meet during the fiscal year.

     The Nominating Committee consists of the following directors (all of the Company's directors who are not "interested persons" of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended): Mr. Richard R. Pivirotto, Chairman, Mr. Arthur G. Altschul, Jr., Mr. Lawrence B. Buttenwieser, Mr. Lewis B. Cullman, Dr. Gerald M. Edelman, Mr. John D. Gordan, III, Mr. Sidney R. Knafel, Ms. D. Ellen Shuman, Mr. Joseph T. Stewart, Jr. and Mr. Raymond S. Troubh. The organization and responsibilities of the Nominating Committee are set forth in the Nominating Committee Charter located on the Company's website at www.generalamericaninvestors.com. Generally, the Nominating Committee is responsible for directing the process whereby individuals are selected and nominated to serve as directors of the Company. This includes canvassing, recruiting, interviewing and soliciting independent director candidates and making recommendations to the Board with respect to individuals to be nominated to serve as directors. In addition, the Committee will consider nominees recommended by, and respond to related inquiries received from, stockholders. The Committee does not expect to consider self-nominating stockholders. Criteria associated with candidates include factors such as judgment, skill, diversity, experience, the interplay of the candidate's experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board. All recommendations of a nominee must include biographical data regarding the nominee and the qualifications of the nominee, as well as the basis on which a nominee is or is not an "interested person" of the Company. Recommendations of nominees should be submitted in writing to the Chairman of the Nominating Committee, Mr. Richard R. Pivirotto, at the office of the Company. The Committee met once during the fiscal year on January 19, 2005.

     The Pension Committee consists of the following directors: Mr. John D. Gordan, III, Chairman, Mr. Lewis B. Cullman, Dr. Gerald M. Edelman, Mr. Richard
R. Pivirotto, Vice Chairman, and Mr. Raymond S. Troubh; and Mr. Sidney R. Knafel and Mr. Joseph T. Stewart, Jr., alternates. The organization and responsibilities of the Pension Committee are set forth in the Pension Committee Charter located on the Company's website at www.generalamericaninvestors.com. Generally, the Pension Committee is responsible for oversight of the investment management and general administration of the Company's Employees' Retirement and Thrift Plans. The Committee met twice during the fiscal year, on July 13, 2005 and October 12, 2005.

     During 2005, each Director, attended at least seventy-five percent of the aggregate number of meetings of the Board of Directors and of the committee(s) on which he/she serves.

             Stockholder Communications with the Board of Directors

     The Board of Directors provides a process for the Company's Stockholders to send communications to the Board. This can be accomplished by addressing a communication to the Board of Directors or to one or more individual Directors at the office of the Company. Items marked "personal and confidential" would be forwarded to the addressee, unopened; otherwise, communications would be opened and reviewed by the Company's Corporate Secretary who would draft a response with the assistance of other corporate officers and individual Directors (or the entire Board), as deemed necessary. Copies of responses, together with the related original communication, would be provided to each member of the Board, the Chairman of the Board or individual Directors, as deemed appropriate.

     All  Directors  are   encouraged  to  attend  the  annual  meeting  of  the
Stockholders of the Company. Last year, at the Company's annual meeting on April 13, 2005, all of the Directors were in attendance.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and certain other persons to file timely certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 2005 all applicable Section 16(a) filing requirements were met.

                                    Officers
     Officers are elected each year by the Board of Directors at its annual organization meeting in April. In addition to Mr. Spencer Davidson, President and Chief Executive Officer of the Company, information with respect to whom is set forth above, the current officers of the Company include the following. The address of each officer is: c/o General American Investors Company, Inc., 450 Lexington Avenue, Suite 3300, New York, NY 10017.

     Ms. Carole Anne Clementi, 59, Secretary since October 1994 and, prior thereto, Assistant Secretary from July 1993, has been an employee since 1982.

     Mr. Peter P. Donnelly, 57, Vice-President since January 1991 and, prior thereto, Assistant Vice-President from January 1984, has been the securities trader since 1974.

     Mr. Craig A. Grassi, 37, Assistant Vice-President since January 2005, has been an employee since 1991.

     Mrs. Maureen E. LoBello, 55, Assistant Secretary since January 2005, has been an employee since 1992.

     Ms. Sally A. Lynch, 46, Vice-President since January 2006, has been an employee since May 1997. Ms. Lynch is principally responsible for securities in the biotechnology and pharmaceutical industries.

     Mrs. Diane G. Radosti, 53, has been Treasurer since January 1990 and was appointed Principal Accounting Officer in 2003. She has been an employee since 1980.

     Mr. Eugene S. Stark, 48, has been Vice-President, Administration and Principal Financial Officer since July 2005. He was appointed Chief Compliance Officer in 2006. Prior thereto, he was Chief Financial Officer of Prospect Energy Corporation (2005) and a Vice-President of Prudential Financial, Inc. (1987 to 2004).

     Mr. Jesse R. Stuart, 39, Vice-President since January 2006, has been an employee since March 2003. Mr. Stuart is principally responsible for general industry securities analysis.

Mr. Andrew V. Vindigni, 46, Vice-President since September 1995 and, prior thereto, Assistant Vice-President from January 1991, has been a security analyst with the Company since 1988. Mr. Vindigni is principally responsible for securities in the financial services industry.

                             Executive Compensation

     The following table sets forth the compensation received during 2005 from the Company by its three highest-paid officers and by its directors.

                                                                                                              Pension or
                                                                                                              retirement
                                                                                               Aggregate   benefits accrued
Name of individual                                        Position                           compensation   during 2005(1)
------------------------------------------------------------------------------------------------------------------------------------
Spencer Davidson                  President and Chief Executive Officer, Director (D)         $3,100,000     $72,000
Andrew V. Vindigni                Vice-President                                               1,200,000      48,000
Eugene S. Stark                   Vice-President, Administration                                 266,700(2)    5,175
Arthur G. Altschul, Jr.           Director (A)(B)(E)                                              20,000           -
Lawrence B. Buttenwieser          Director, Chairman of the Board (A)(B)(C)(D)(E)                 19,000           -
Lewis B. Cullman                  Director (A)(E)(F)                                              21,250           -
Gerald M. Edelman                 Director (C)(D)(E)(F)                                           19,750           -
John D. Gordan, III               Director (A)(E)(F)                                              23,000           -
Sidney R. Knafel                  Director (A)(B)(E)                                              21,750           -
Richard R. Pivirotto              Director (B)(C)(D)(E)(F)                                        20,750           -
D. Ellen Shuman                   Director (C)(E)                                                 15,750           -
Joseph T. Stewart, Jr.            Director (B)(C)(D)(E)                                           18,750           -
Raymond S. Troubh                 Director (B)(E)(F)                                              19,750           -

(A) Member of Audit Committee
(B) Member of Compensation Committee
(C) Member of Compliance Committee
(D) Member of Executive Committee
(E) Member of Nominating Committee
(F) Member of Pension Committee

     (1) The amounts shown in this column represent the Company's payments made during 2005 to the trustee of the Company's Employees' Thrift Plan, as described below, or accounting reserves established during 2005 under the Company's Excess Contribution Plan, as described below, on behalf of the respective individuals.
     (2)  Compensation for a partial year of employment.

     During 2005, each director who was not a paid officer of the Company received a fee of $10,000 as an annual retainer, a fee of $1,000 for attendance at each Directors' meeting and $1,000 for each Committee meeting which he or she attended in his or her capacity as a Director ($750 if participation was by telephone). The annual retainer was increased to $15,000 and the fee for attending Directors and Committee meetings was increased to $1,250 effective January 1, 2006.

     With respect to the Company's Employees' Thrift Plan, the Company matches 150% of an employee's contributions up to 8% of basic salary to the plan. Company contributions are invested in shares of the Company's common stock. An employee's interest in Company contributions to his account is fully vested after six years of service. Partial vesting begins after two years of participation in the plan. All employees, including officers, are eligible to participate in the Thrift Plan after six months of service with the Company.

     The Company has an Employees' Retirement Plan which is broadly characterized as a defined benefit plan. The Company contributes to the trustee for the plan annual costs which include actuarially determined current service costs and amortization of prior service costs. Retirement benefits are based on final average earnings (basic salary and, beginning in 2000, bonuses for non-highly compensated employees, exclusive of overtime, commissions, pension, retainer fees, fees under contracts or any other forms of additional or special compensation, for the five consecutive years in which the participant had the highest basic salary during the last ten years of service) and years of credited service, less an offset for social security covered compensation, plus an additional amount equal to $150 for each year of credited service. All employees, including officers, over age 21 commence participation in the plan after one year of service and are fully vested after six years of service. Partial vesting begins after two years of service. Participants are eligible to receive normal retirement benefits at age 65. In certain instances, a reduced benefit may begin upon retirement between ages 55 and 65.

     The  following  table  shows  the  estimated  annual  retirement   benefits
(including amounts attributable to the Company's Excess Benefit Plan, as described below), which are subject to a deduction based on a portion of social security covered compensation, payable on a straight life annuity basis, at normal retirement date to all eligible employees, including officers, in specified compensation and years-of-service classifications:

                                                             Estimated Annual Benefits Based Upon Years of Credited Service
-------------------------------------------------------------------------------------------------------------------------------
     Final Average                                    10                20               30                40
       Earnings
       $100,000                                  $17,920           $35,840          $53,760           $66,250
        200,000                                   34,210            68,420          102,630           125,980
        300,000                                   50,500           101,000          151,500           185,710
        400,000                                   66,790           133,580          200,370           245,440
        500,000                                   83,080           166,160          249,240           305,170
        600,000                                   99,370           198,740          298,110           364,900

     For each of the officers of the Company listed in the compensation table on page 7, the following indicates his years of credited service in the Company's Retirement Plan and basic salary for 2005. Spencer Davidson (11) $600,000, Andrew V. Vindigni (17) $400,000 and Eugene S. Stark (0) $166,700 (partial year of employment).

     The Company also has Excess Contribution and Excess Benefit Plans. Under such plans, the Company may establish accounting reserves and make payments directly to selected participants in the Company's Thrift and Retirement Plans, respectively, to the extent the levels of contributions or benefits for such participants under such plans are limited by sections 415, 416 and/or 401(a)(17) of the Internal Revenue Code. Such benefits commence at the time benefits commence under the related tax-qualified plan. Messrs. Davidson and Vindigni are participants in both the Excess Contribution and Excess Benefit Plans.

B. Respecting the Ratification and Approval of Appointment of Auditors by the Board of Directors

     Proposal (B) set forth in the accompanying Notice of Annual Meeting of Stockholders is the ratification or rejection of the action taken in the following resolutions unanimously adopted by the Board of Directors (a majority of non-interested directors voting in person) approving the appointment by the Audit Committee of the Company of the firm of Ernst & Young LLP to be the auditors of the Company for the fiscal year ending December 31, 2006.

          "RESOLVED, that the appointment by the Audit Committee of the firm of Ernst & Young LLP to be the auditors of the Company with respect to its operations for the year 2006 be and it hereby is approved; and further

          "RESOLVED, that such auditors be and they hereby are authorized and instructed to conduct an audit, in accordance with auditing standards generally accepted in the United States, of the financial statements of the Company as of and for the year ending December 31, 2006; and further

          "RESOLVED, that such auditors be and they hereby are authorized and instructed to conduct a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the interim financial statements of the Company as of and for the six months ending June 30, 2006; and further

          "RESOLVED, that such appointment shall terminate (without penalty to the Company) in the event that it shall be rejected at the annual meeting of the stockholders of the Company in 2006; and further

          "RESOLVED, that such appointment shall terminate (without penalty to the Company) if a majority (as defined in the Investment Company Act of
     1940) of the outstanding voting securities of the Company at any meeting called for the purpose shall vote to terminate such appointment; and further

          "RESOLVED, that the report of such auditors expressing their opinion with respect to the financial statements above described and the report of such auditors with respect to the review above described shall be addressed to the Board of Directors of the Company and to the stockholders thereof."

     While the rules under the Investment Company Act of 1940, as amended, would permit the Company not to submit to stockholders the ratification of the selection of Ernst & Young LLP as the Company's auditors, it is being done because it continues the Company's long-standing practice to do so and the Company believes that it is good corporate practice.

                                   Audit Fees

     The aggregate fees paid and accrued by the Company for professional services rendered by its independent auditors, Ernst & Young LLP, for the audit of the Company's annual financial statements and the review of the Company's semi-annual financial statements for 2005 and 2004 were $75,000 and $69,600, respectively.

                               Audit-Related Fees

     The aggregate fees paid or accrued by the Company for audit-related professional services rendered by Ernst & Young LLP for 2005 and 2004 were $23,700 and $20,500, respectively. Such services and related fees for 2005 and 2004 included: performance of agreed upon procedures relating to the preferred stock basic maintenance reports ($6,000 and $5,000, respectively), review of quarterly employee security transactions and issuance of report thereon ($14,000 and $12,000, respectively) and other audit-related services ($3,700 and $3,500, respectively).

                                    Tax Fees

     The aggregate fees paid or accrued by the Company for professional services rendered by Ernst & Young LLP for the review of the Company's federal, state and city income tax returns and excise tax calculations for 2005 and 2004 were $13,000 and $12,500, respectively.

                                 All Other Fees

     No such fees were billed to the Company by Ernst & Young LLP for 2005 or 2004.

     The   aggregate   fees  paid  or  accrued  by  the  Company  for  non-audit
professional services rendered by Ernst & Young LLP to the Company for 2005 and 2004 were $36,700 and $33,000, respectively.

                       Audit Committee Pre-Approval Policy

     All services to be performed for the Company by Ernst & Young LLP must be pre-approved by the Audit Committee. All services performed during 2005 and 2004 were pre-approved by the Committee.

     A representative of Ernst & Young LLP will attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement. Stockholders who wish to submit questions in advance to the auditors may do so in writing to Mr. Christopher D. Votta, Partner, Ernst & Young LLP, 5 Times Square, New York, NY 10036.


C.   Respecting Other Matters Which May Come Before the Meeting

     The Board of Directors of the Company does not know of any other matters which may come before the meeting. However, if any other matters, of which the Board of Directors is not now aware, are properly presented for action before the meeting, including any questions as to the adjournment of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

                        -------------------------

     In order for a stockholder proposal to be considered for inclusion in the Company's proxy material relating to its 2007 annual meeting of stockholders, the stockholder proposal must be received by the Company no later than October 31, 2006, and must comply with certain other rules and regulations promulgated by the Securities and Exchange Commission.

     In accordance with a notice sent to certain stockholders of the Company, who share a single address, only one copy of the Proxy Statement and our 2005
Annual Report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2005 Annual Report, he or she may contact us at General American Investors Company, Inc., 450 Lexington Avenue, Suite 3300, New York, NY 10017, Attn: Carole Anne Clementi, Corporate Secretary, telephone:
1-800-436-8401, e-mail: InvestorRelations@gainv.com, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact Ms. Clementi, if he or she would like to receive separate proxy statements and annual reports in the future and to revoke his or her consent to householding. If any stockholder revokes his or her consent, we will begin sending such stockholder individual copies of these documents within 30 days after we receive the revocation notice. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Corporate Secretary.

     The persons named as appointees for the 2007 annual meeting of stockholders will have discretionary authority to vote on any matter presented by a stockholder for action at that meeting unless the Company receives notice of the matter by January 16, 2007, in which case these persons will not have discretionary voting authority except as provided in the Securities and Exchange Commission's rules governing stockholder proposals.

     The expense of the solicitation of proxies for this meeting will be borne by the Company. In addition to mailing copies of this material to stockholders, the Company will request persons who hold stock for others, in their names or custody or in the names of nominees, to forward copies of such material to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. The Company may reimburse such persons for their out-of-pocket expenses incurred in connection therewith.

     It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend in person and who wish their stock to be voted are urged to fill in, sign and return the accompanying form of proxy in the enclosed envelope.

                             ------------------------
                                                                         EXHIBIT
                                                                         -------

                        Report of the Audit Committee of
       The Board of Directors of General American Investors Company, Inc.

     The purposes of the Company's Audit Committee are set forth in the Committee's Charter. The purposes include assisting the Board of Directors in its oversight of the Company's financial reporting process and internal controls, the Company's financial statements and the selection of the Company's independent auditors. Management, however, is responsible for the preparation, presentation and integrity of the Company's financial statements, and the independent auditors are responsible for planning and carrying out proper audits and reviews.

     In connection with the audited financial statements as of and for the year ended December 31, 2005 included in the Company's Annual Report for the year ended December 31, 2005 (the "Annual Report"), at a meeting held on January 18, 2006, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors, and discussed the audit of such financial statements with the independent auditors.

     In addition, the Audit Committee discussed with the independent auditors the quality, and not just the acceptability under generally accepted accounting principles, of the accounting principles applied by the Company, and such other matters brought to the attention of the Audit Committee by the independent auditors required by Statement of Auditing Standards No. 61, as currently modified or supplemented. The Audit Committee also received from the independent auditors the written statement regarding independence as required by Independence Standards Board Standard No. 1, considered whether the provision of nonaudit services by the independent auditors is compatible with maintaining the auditors' independence and discussed with the auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Moreover, the Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the Company's auditors are in fact "independent."

     Based on its consideration of the audited financial statements and the discussions referred to above with management and the independent auditors and subject to the limitations on the responsibilities and role of the Audit Committee set forth in the Committee's Charter and those discussed above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report.

     Sidney R. Knafel, Chairman
     Arthur G. Altschul, Jr.
     Lawrence B. Buttenwieser
     Lewis B. Cullman
     John D. Gordan, III


     January 18, 2006